UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2012

INSITE VISION INCORPORATED
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other
Jurisdiction
of Incorporation)
0-22332	94-3015807
(Commission File No.)	(I.R.S. Employer
Identification No.)

965 Atlantic Ave.,	94501
Alameda, California	(Zip Code)
(Address of Principal
Executive Offices)

(510) 865-8800 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2012, InSite Vision Incorporated (the "Company”) held its 2012 annual meeting of stockholders. The matters voted on by the Company’s stockholders and the voting results are as follows:

1. Election of Directors. All six nominees for director were elected.
Name	Shares For	Shares Withheld	Broker Non-Votes
Timothy McInerney	44,613,368	16,646,457	52,554,199
Brian Levy, O.D. M.Sc.	49,558,450	11,701,375	52,554,199
Robert O'Holla	48,551,768	12,708,057	52,554,199
Timothy Ruane	48,499,205	12,760,620	52,554,199
Craig Tooman	48,550,023	12,709,802	52,554,199
Anthony J. Yost	48,260,173	12,999,652	52,554,199

2. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. The appointment of Burr Pilger Mayer, Inc. was ratified.

		Shares
Shares For	Shares Against	Abstained
111,720,164	1,305,090	788,770

3. Advisory resolution relating to our named executive officer compensation. The resolution on named executive officer compensation was not approved.

Shares		Shares	Broker
For	Shares Against	Abstained	Non-Votes
30,015,123	21,087,986	10,156,716	52,554,199

4. Approval of a contingent amendment to Article 4 of the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock. The proposal was not approved.

Shares		Shares	Broker
For	Shares Against	Abstained	Non-Votes
47,089,582	14,117,628	52,615	52,554,199

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2012

INSITE VISION, INC.

By:	/s/ Louis Drapeau
Name:	Louis Drapeau
Title:	Chief Financial Officer